Exhibit 10.29

SOLID POWER, INC.

DIRECTORS’ DEFERRED EQUITY COMPENSATION PLAN

(Adopted effective as of November 19, 2025)

SECTION 1GENERAL
1.1.Purpose and Effective Date. The board of directors (the “Board”) of Solid Power, Inc., a Delaware corporation (together with any successor to all or substantially all of its assets or business, the “Company”), has established the Solid Power, Inc. Directors’ Deferred Equity Compensation Plan (this “Plan”) effective as of November 19, 2025 (the “Effective Date”) to provide non-employee members of the Board with the opportunity to defer the payment or settlement of eligible equity compensation received by them from the Company. Any provision of this Plan which provides for the distribution of shares of Common Stock shall be considered part of the Equity Plan.
1.2.Definitions.
(a)“Account” means, with respect to a Participant, the account established to reflect the sum of (i) the Participant’s Director Equity Awards deferred under this Plan in accordance with Section 3, plus (ii) amounts credited and debited in accordance with all the applicable crediting and debiting provisions of this Plan that relate to the Participant’s Account, less (iii) all distributions made to the Participant or his or her beneficiary pursuant to this Plan that relate to the Participant’s Account. The Account shall be denominated in Stock Units. Where applicable in the context, the term “Account” includes any Subaccounts under a Participant’s Account.
(b)“Board” is defined in Section 1.1.
(c)“Code” means the U.S. Internal Revenue Code of 1986, as amended.
(d)“Committee” means the Human Resources and Compensation Committee of the Board, subject to delegation pursuant to Section 7.1.
(e)“Common Stock” means the Company’s common stock, par value $0.0001 per share (and any stock or other securities into which such common stock may be converted or into which it may be exchanged).
(f)“Company” is defined in Section 1.1.
(g)“Current Non-Employee Director” means a Non-Employee Director who is a Non-Employee Director as of the Effective Date.
(h)“Deferral Election” for any Plan Year means a Non-Employee Director’s election to defer payment or settlement of the Non-Employee Director’s Director Equity Awards for the Plan Year. A Deferral Election for any period shall be made in such form at such time as determined by the Committee in accordance with the terms of this Plan. . Where applicable in the context, the term “Deferral Election” includes an Initial Deferral Election.
(i)“Director Equity Award” means, for any Plan Year, an award that has been or will be made to a Participant under the Equity Plan as compensation for serving on the Board for such Plan Year and that is in the form of Stock Units or other similar awards, such as restricted stock, restricted stock units, and deferred stock units. A Director Equity Award for purposes of this Plan shall not include stock options or stock appreciation rights. The Committee may determine, in its sole discretion, that only certain Director Equity Awards are eligible to be deferred under this Plan.
(j)“Dividend Equivalent Units” is defined in Section 4.3.
(k)“Effective Date” is defined in Section 1.1.
(l)“Equity Plan” means the then current incentive compensation plan that is maintained by the Company or any of its affiliates and that provides for grants of equity or equity-based compensation, such as restricted stock, restricted stock units, and deferred stock units. As of the Effective Date, the Equity Plan means the Solid Power, Inc. 2021 Equity Incentive Plan, as the same may be amended from time to time.
(m)“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
(n)“Fair Market Value” of a share of Common Stock means, with respect to a Participant’s Director Equity Award as of a given date, the value determined in accordance with the terms of the Equity Plan pursuant to which the Director Equity Award is granted.
(o)“Initial Deferral Election” means, with respect to a Non-Employee Director who first becomes a Non-Employee Director on or after the Effective Date and who first becomes eligible to participate in this Plan after the first day of a Plan Year (as determined by the Committee in accordance with Section 409A), a Deferral Election relating to the remainder of the Plan Year in which such individual first becomes eligible to participate in this Plan.
(p)“Non-Employee Director” means any member of the Board who is not an employee of the Company or any of its affiliates. Neither service as a member of the Board nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.
(q)“Participant” means a Non-Employee Director who (i) is subject to United States income tax, (ii) files a Deferral Election that is accepted by the Committee, and (iii) does not revoke such Deferral Election prior to the Deferral Election becoming irrevocable in accordance with Section 3.1 or pursuant to the terms of the Deferral Election.
(r)“Plan” is defined in section 1.1.
(s)“Plan Year” means the applicable calendar year.
(t)“Rule 16b-3” means Rule 16b-3 under the Exchange Act, as such rule may be amended from time to time.
(u)“Section 409A” means Section 409A of the Code and all regulations and applicable guidance issued thereunder.
(v)“Stock Unit” means a notational unit representing the right to receive a share of Common Stock in the future. As of any date, a Stock Unit shall have a value equal to the Fair Market Value of a share of Common Stock.
(w)“Subaccount” means a Subaccount established for recordkeeping purposes under a Participant’s Account.

(x)“Termination Date” means, with respect to a Participant, the date on which the Participant’s employ and/or service with the Company and its affiliates terminates for any reason; provided that the termination constitutes a “separation from service” and “termination of employment” within the meaning of Section 409A without application of any alternative levels of reductions of bona fide services permitted thereunder.
SECTION 2PARTICIPATION
2.1Eligibility for Participation. Participation in this Plan for any Plan Year shall be limited to Non-Employee Directors. Notwithstanding the foregoing, an individual who is a Current Non-Employee Director shall not become entitled to participate in the Plan for any period prior to the Plan Year commencing on January 1, 2026 and then only with respect to Director Equity Awards granted to such Current Non-Employee Director granted on and after January 1, 2026.
2.2Commencement of Participation. If a Non-Employee Director has met all eligibility requirements set forth in this Plan and enrollment requirements required by the Committee (in its sole discretion), including returning all required documents to the Committee within the specified time periods, such Non-Employee Director shall commence participation in this Plan on the day on which his or her Deferral Election first becomes irrevocable in accordance with Section 3.1.
2.3Restricted Participation. During any period in which a Participant is not a Non-Employee Director but continues in the employ or service of the Company, the Participant (or, in the event of the Participant’s death, his or her beneficiary) will be considered and treated as a Participant in this Plan (except for purposes of deferral elections as set forth in Section 3).
SECTION 3DEFERRALS
3.1Deferral Elections.
(a)Generally. Subject to any terms and conditions imposed by the Committee in its sole discretion or as otherwise permitted under this Plan, an election to defer a Director Equity Award for a Plan Year shall be effective only if the Deferral Election (1) covers all Director Equity Awards for the period to which such Deferral Election relates; (2) is made by the Non-Employee Director no later than December 31 of the year immediately preceding the Plan Year in which such Director Equity Award is to be granted (or such earlier date determined by the Committee in its sole discretion); and (3) is accepted by the Committee prior to the first day of the Plan Year. The Deferral Election for a Plan Year shall become irrevocable on December 31 of the year immediately preceding the Plan Year to which such Deferral Election relates (or such earlier date determined by the Committee). To the extent that a Director Equity Award provides, by its terms, for a deferral of payment or settlement past the vesting date applicable thereto and except as otherwise provided in the award, the Non-Employee Director shall be deemed to have elected to defer under this Plan (and the Committee shall be deemed to have accepted such election) that portion of the Director Equity Award that is deferred pursuant to the terms of the award.
(b)Initial Deferral Elections for Newly Eligible Non-Employee Directors. Subject to any terms and conditions imposed by the Committee in its sole discretion or as otherwise permitted under this Plan, an Initial Deferral Election by a Non-Employee Director who first becomes eligible to participate in this Plan on or after the first day of a Plan Year (as determined by the Committee in accordance with Section 409A) shall be effective only if the Initial Deferral Election (1) covers all Director Equity Awards for the period to which such Initial Deferral Election relates; (2) is made by the Non-Employee Director within thirty (30) days (or such shorter period specified by the

Committee in its sole discretion) after the date on which the Non-Employee Director became eligible to participate in this Plan as determined under Section 409A; and (3) is accepted by the Committee within thirty (30) days (or such shorter period specified by the Committee in its sole discretion) after the date on which the Non-Employee Director became eligible to participate in this Plan. Such Initial Deferral Election shall become irrevocable upon acceptance by the Committee. For the avoidance of any doubt, Current Non-Employee Directors shall not be entitled to make an Initial Deferral Election with respect to the Plan Year commencing on January 1, 2026.
(c)Changes to Deferral Elections. Subject to the terms and conditions herein, once a Participant’s Deferral Election has become irrevocable in accordance with Sections 3.1(a) or (b), the Deferral Election shall apply for the Plan Year(s) to which it applies (or, for an Initial Deferral Election, the remainder of the applicable Plan Year), unless modified in accordance with any terms and conditions established by the Committee that conform to the requirements of Section 409A.
3.2Dividend Equivalent Units. Dividend Equivalent Units credited in accordance with Section 4.3 with respect to Stock Units shall be deferred in accordance with the related Stock Units.
3.3Vesting; Forfeiture. A Participant shall become vested in the Stock Units (including any Dividend Equivalent Units) credited to his or her Account on the same schedule and in accordance with the same terms that apply to the Director Equity Award to which the Stock Units relate. If a Director Equity Award deferred under this Plan does not fully vest for any reason, then (a) the unvested portion of the balance of the Participant’s Account shall be forfeited at the same time that the related unvested Director Equity Award is forfeited and (b) the Participant shall have no further rights under or with respect to such forfeited amounts.
SECTION 4ACCOUNTS AND ACCOUNTING
4.1Establishment of Accounts. Solely for recordkeeping purposes and to the extent applicable, the Committee shall establish an Account for each Participant and such Subaccounts thereunder as determined by the Committee.
4.2Credits and Debits to Accounts. A Participant’s Account under this Plan shall be adjusted as follows:
(a)as of the date on which a Director Equity Award is granted, the Participant’s Account shall be credited with that number of Stock Units attributable to the Director Equity Award that is deferred under this Plan;
(b)as of the dividend payment or distribution date, Dividend Equivalent Units will be credited to the Account in accordance with Section 4.3; and
(c)as of the date that a distribution is made to a Participant in accordance with Section 5, the Account will be debited to reflect the distribution.
4.3Dividend Equivalent Units. With respect to Stock Units allocated to a Participant’s Account, additional Stock Units (“Dividend Equivalent Units”) shall be credited to such Participant’s Account as follows, unless otherwise provided by the Committee:
(a)Stock Dividend. If a dividend of Common Stock is paid or distributed with respect to shares of Common Stock, then each Participant’s Account will be credited with a number of Dividend Equivalent Units equal to (i) the number of shares of Common Stock paid or distributed in the dividend with respect to a share of Common Stock, multiplied by (ii) the number of Stock Units (including previously credited Dividend Equivalent Units) allocated to such Participant’s Account as of the dividend payment or distribution date.
(b)Non-Stock Dividends. If a cash dividend is paid or distributed with respect to shares of Common Stock, then each Participant’s Account will be credited with a number of Dividend Equivalent Units equal to (i)(A) the dollar amount of the cash dividend paid or distributed with respect to a share of Common Stock, divided by (B) the Fair Market Value of a share of Common Stock as of the dividend payment or distribution date, multiplied by (ii) the number of Stock Units (including previously credited Dividend Equivalent Units) allocated to such Participant’s Account as of the dividend payment or distribution date.
4.4Deemed Investment. A Participant’s Account shall be deemed invested in a Company stock index fund and such investment will be measured solely by the performance of the Common Stock (including dividends that will be reinvested). Participants will have no rights as stockholders of the Company with respect to allocations made to their Account other than the right to receive credits of Dividend Equivalent Units as described in Section 4.3.
4.5No Actual Investment; Investments by the Company. Notwithstanding any other provision of this Plan that may be interpreted to the contrary, (a) the Company stock index fund is used for measurement purposes only and (b) the calculation of additional amounts and the crediting or debiting of such amounts to a Participant’s Account shall not be considered or construed in any manner as an actual investment of his or her Account. In the event that the Company, in its sole discretion, decides to invest funds to satisfy its obligations under this Plan, no Participant shall have any rights in or to such investments. Without limiting the foregoing, a Participant’s Account shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Company, and the Participant shall at all times remain an unsecured creditor of the Company.
SECTION 5DISTRIBUTIONS

Distribution of a Participant’s Account shall be made in a lump sum as soon as practicable, but in no event more than thirty (30) days, following the Participant’s Termination Date. All distributions from a Participant’s Account shall be in the form of whole shares of Common Stock equal to the number of whole Stock Units (including previously credited Dividend Equivalent Units) allocated to the Participant’s Account. To the extent that the Participant’s Account contains a fractional Stock Unit, all distributions in respect of fractional Stock Units shall be made in cash. Distributions of shares of Common Stock shall be subject to all requirements of applicable law, the terms of Equity Plan, and the rules of any stock exchange on which the shares are listed.

SECTION 6TERMINATION, AMENDMENT, OR MODIFICATION
6.1Termination. This Plan shall only terminate with respect to any Accounts in a manner that complies with Section 409A. Upon a termination of this Plan, each Participant shall be entitled to receive the balance of his or her Account in a lump sum payment in accordance with both the provisions of the termination and Section 409A. During the period of time between the date of termination and the date of distributions in connection with the termination, distributions that otherwise would be made pursuant to Section 5 shall be made without regard to such termination.
6.2Amendment or Modification. The Company may, at any time, amend or modify this Plan in whole or in part by the action of the Board, the Committee, or persons or person authorized by the Board or the Committee; provided, however, that no amendment or modification shall decrease or restrict the value of a Participant’s Account in existence at the time such amendment or modification is made, calculated as if the Participant had experienced a Termination Date as of the effective date of the amendment or modification.
6.3Effect of Payment. The full payment of the applicable benefit under this Plan shall completely discharge all obligations to a Participant and his or her designated beneficiaries under this Plan.
SECTION 7ADMINISTRATION
7.1Generally. This Plan shall be administered by the Committee. The Committee shall have the sole and complete authority and discretion to conclusively interpret the terms and provisions of this Plan and to adopt, alter, and repeal such administrative rules, regulations, and practices governing the operation of this Plan and to determine facts under this Plan as it shall from time to time deem advisable. The Committee may delegate to any committee or any other person such powers and duties in connection with the administration of this Plan as the Committee may from time to time prescribe to the extent not prohibited by applicable law and, in the event of such delegation, the delegate shall have the powers and duties of the Committee within the scope of the delegation.  Without limiting the generality of the foregoing, unless otherwise provided by the Committee, the responsibility for day-to-day administration of the Plan is hereby delegated to the most senior legal counsel of the Company.  No person who is a Participant shall vote or act on any matter relating solely to himself or herself. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation, and application of this Plan, Section 409A, and applicable guidance issued thereunder shall be final and conclusive and binding upon all persons having any interest in this Plan. No benefits shall be paid to any person unless the Committee determines that such person is entitled thereto under the terms of this Plan.
7.2Compliance with Section 16. Notwithstanding any other provision of this Plan or any rule, instruction, or Deferral Election, this Plan and any such rule, instruction, or Deferral Election shall be subject to any additional conditions or limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, such provision, rule, instruction, or Deferral Election shall be deemed amended to the extent necessary to conform to such applicable exemptive rule. In order to ensure compliance with all applicable laws, the Committee, in its sole discretion, may require that any transactions by any Participant related to Common Stock must be pre-approved by the Committee.
7.3Equity Plan Controls. Notwithstanding any other provision of this Plan to the contrary, the terms of any Director Equity Awards deferred under this Plan shall be subject to the terms and conditions of the Equity Plan (including provisions relating to administration and adjustment thereof). Without limiting the generality of the foregoing, in the case of any award that is made under the Equity Plan and deferred under this Plan, any adjustments to such award as deferred under this Plan shall be made in accordance with the Equity Plan under which the award was made.
SECTION 8MISCELLANEOUS
8.1Status of Plan. This Plan is intended to be a plan that is not qualified within the meaning of Section 401(a) of the Code and that is “unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974. This Plan shall be administered and interpreted to the extent possible in a manner consistent with that intent.

8.2Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage, or otherwise encumber, transfer, hypothecate, alienate, or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, that are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be (a) subject to seizure, attachment, garnishment, or sequestration for the payment of any debts, judgments, alimony, or separate maintenance owed by a Participant or any other person or (b) transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency.
8.3Tax Withholding. The Company and its affiliates may withhold or cause to be withheld from (a) any amounts otherwise due to the Participant or subject to a Deferral Election under this Plan or (b) any payment of benefits made pursuant to this Plan any taxes required to be withheld and such sum as the Company may reasonably estimate to be necessary to cover any taxes for which the Company and its affiliates may be liable and that may be assessed with regard to such deferrals or payments under this Plan.
8.4Not a Contract of Employment or Continued Service. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment or continued service between (a) the Company or any of its affiliates and (b) the Participant. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of the Company or any of its affiliates or to interfere with the right of the Company or any of its affiliates to discipline or discharge the Participant at any time.
8.5Governing Law. Subject federal law (or state securities laws), the provisions of this Plan shall be construed and interpreted according to the internal laws of the State of Colorado without regard to its conflicts of laws principles.
8.6Notice. Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the Company at its principal corporate offices, to the attention of the Legal Department. Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the last known address of the Participant. A notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.
8.7Successors. The provisions of this Plan shall bind and inure to the benefit of (a) the Company and its respective successors and assigns and (b) the Participant and the Participant’s designated beneficiaries.
8.8Validity. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.
8.9Incompetent. If the Committee determines, in its sole discretion, that a benefit under this Plan is to be paid to a minor, a person declared incompetent, or a person incapable of handling the disposition of that person’s property, the Committee may direct payment of such benefit to the guardian, legal representative, or person having the care and custody of such minor, incompetent, or incapable person. The Committee may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant’s beneficiary, as the case may be, and shall be a complete discharge of any liability under this Plan for such payment amount.

8.10Supplements. The provisions of this Plan may, with the consent of Committee, be modified or supplemented from time to time by the adoption of one or more supplements. Each supplement shall form a part of this Plan as of the supplement’s effective date. In the event of any inconsistency between a supplement and this Plan, the terms of the supplement shall govern.
8.11Special Section 409A Provision. This Plan is intended comply with the provisions of Section 409A. Notwithstanding any other provision of this Plan to the contrary, if any payment or benefit hereunder is subject to Section 409A and:
(a)such payment or benefit is to be paid or provided on account of the Participant’s termination of employment (or other separation from service);
(b)such Participant is a specified employee (within the meaning of Section 409A(a)(2)(B) of the Code); and
(c)such payment or benefit is required to be made or provided prior to the first day of the seventh month following the Participant’s separation from service or termination of employment,

then (x) such payment or benefit shall be delayed until the first day of the seventh month following the Participant’s termination of employment or separation from service (or, if earlier, on death) and (y) the determination as to whether the Participant has had a termination of employment (or separation from service) shall be made in accordance with the provisions of Section 409A without application of any alternative levels of reductions of bona fide services permitted thereunder.